Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of Valeant Pharmaceuticals International (the “Company”) for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), J. Michael Pearson, Chief Executive Officer of the Company, and Peter J. Blott, Chief Financial Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
     1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Michael Pearson J. Michael Pearson	/s/ Peter J. Blott Peter J. Blott
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer
Date: February 27, 2009
     This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Valeant Pharmaceuticals International under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.